SCHEDULE 14A INFORMATION

AMENDMENT NO. 1

PROXY STATEMENT PURSUANT TO SECTION 14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐Preliminary Proxy Statement

☐Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐Definitive Proxy Statement

☒Definitive Additional Materials

☐Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

AVVAA WORLD HEALTH CARE PRODUCTS, INC.

(Name of Registrant as Specified in Its Charter)

—————————————————————————————

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒No fee required

☐Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: ________________________________________________________________
(2)	Aggregate number of securities to which transaction applies: ________________________________________________________________
(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________

(4)	Proposed maximum aggregate value of transaction: ________________________________________________________________
(5)	Total fee paid: ________________________________________________________________

☐Fee paid previously with preliminary materials:

☐Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: ________________________________________________________________
(2)	Form, Schedule or Registration Statement No.: ________________________________________________________________
(3)	Filing Party: ________________________________________________________________
(4)	Date Filed: ________________________________________________________________

AVVAA WORLD HEALTH CARE PRODUCTS, INC

BOX 459, 1710 SHUSWAP AVE

LUMBY,BC, CANADA V0E 2G0

(250) 547 -2048

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JULY 26, 2006

Notice is hereby given that the Annual Meeting of Shareholders of AVVAA WORLD HEALTH CARE PRODUCTS, INC a Nevada corporation (the “Company”), will be held at 2.00 PM Pacific Daylight Time on July 26, 2006, at 1710 Shuswap Ave., Lumby, BC, Canada V0E 2G0 for the following purposes:

1.	To elect seven (7) directors to serve until the next annual meeting or until their successors are duly elected and qualified;
2.	To authorize the formation of an Audit Committee and a Compensation Committee and to ratify the members thereto;
3.	To authorize the increase of the Company’s shares outstanding to 750,000,000 shares of common stock;

4.	To ratify the engagement of our new auditors, Davidson & Company LLP;

5.	To ratify our 2006 Stock Incentive Plan and ratify the filing of the S-8 Registration Statement for such Plan; and
6.	To transact such other business as may properly be brought before the shareholders at the meeting or any postponement or adjournment thereof.

The Board of Directors has fixed the close of business on June 22, 2006 as the record date for determining the shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

It is important that all shareholders be represented at the Annual Meeting. We urge you to sign and return the enclosed Proxy as promptly as possible, whether or not you plan to attend the meeting. The Proxy should be returned in the enclosed postage prepaid envelope. If you do attend the Annual Meeting, you may then withdraw your Proxy. The Proxy may be revoked at any time prior to its exercise.

By Order of the Board of Directors,

/s/ John Farley
JOHN FARLEY,
CHIEF EXECUTIVE OFFICER

Lumby, BC

June 30, 2006

TABLE OF CONTENTS

GENERAL INFORMATION	1

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	3

EXECUTIVE COMPENSATION	6

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	7

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	8

PROPOSALS FOR SHAREHOLDER APPROVAL	8

Proposal One: Election Of Directors	8

Proposal Two: Authorize an Audit Committee and a Compensation Committee and to ratify	11
members thereto

Proposal Three: Amendment to the Company’s Articles of Incorporation toIncrease the	14
Authorized Number of Shares of Common Stock

Proposal Four: Ratify the Engagement of our New Independent Auditors Davidson &	15
Company LLP

Proposal Five: 2006 Stock Incentive Plan	15

FORWARD-LOOKING STATEMENTS	16

WHERE YOU CAN FIND MORE INFORMATION	16

AVVAA WORLD HEALTH CARE PRODUCTS, INC.

BOX 459, 1710 SHUSWAP AVE

LUMBY, BC, CANADA V0E 2G0

(250) 547- 2048

PROXY STATEMENT

JUNE 30, 2006

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 26, 2006

GENERAL INFORMATION

General

This Proxy Statement is furnished by the Board of Directors (the “Board of Directors”) of AVVAA World Health Care Products, Inc., a Nevada corporation (the “Company”), to the shareholders of the Company in connection with a solicitation of proxies for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 2.00 PM Pacific Daylight Time on July 26, 2006, at AVVAA World Health Care Products, Inc. executive offices located at 1710 Shuswap Ave., Lumby, BC, Canada V0E 2G0 and at any and all adjournments thereof. This Proxy Statement and the accompanying materials are first being mailed to shareholders on or about June 30, 2006. The Company’s principal executive office is located at Box 459, 1710 Shuswap Ave, Lumby, BC, Canada V0E 2G0.

Entitlement To Vote

If you are a registered holder of shares of our common stock on the record date, you may vote those shares of our common stock in person at the annual meeting or by proxy in the manner described below under “Voting of Proxies.” If you hold shares of our common stock in “street name” through a broker or other financial institution, you must follow the instructions provided by your broker or other financial institution regarding how to instruct your broker or financial institution to vote your shares.

Voting Of Proxies

You can vote the shares that you own of record on the record date by either attending the annual meeting in person or by filling out and sending in a proxy in respect of the shares that you own. Your execution of a proxy will not affect your right to attend the annual meeting and to vote in person.

You may revoke your proxy at any time before it is voted by:

(a)	filing a written notice of revocation of proxy with our corporate secretary at any time before the taking of the vote at the annual meeting;

(b)	executing a later-dated proxy relating to the same shares and delivering it to our corporate secretary at any time before the taking of the vote at the annual meeting; or

(c)

attending at the annual meeting, giving affirmative notice at the annual meeting that you intend to revoke your proxy and voting in person. Please note that your attendance at the annual meeting will not, in and of itself, revoke your proxy.

All shares of common stock represented by properly executed proxies received at or prior to the annual meeting that have not been revoked will be voted in accordance with the instructions of the stockholder who has executed the proxy. If no choice is specified in a proxy, the shares represented by the proxy will be voted FOR the election of all the nominees to serve as our directors and FOR the approval of all of the other proposals set forth in the accompanying notice of meeting. The shares represented by each proxy will also be voted for or against such other matters as may properly come before the annual meeting in the discretion of the persons named in the proxy as proxy holders. We are not aware of any other matters to be presented for action at the annual meeting other than those described herein.

Any written revocation of proxy or subsequent later-dated proxy should be delivered to AVVAA World Health Care Products, Inc., Box 459, 1710 Shuswap Ave, Lumby, BC, Canada V0E 2G0, Attention: John Farley, Chief Executive Officer.

Record Date And Shares Entitled To Vote

Our Board of Directors has fixed the close of business on June 22, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. At the record date, there were 62,345,675 shares of our common stock issued, outstanding, and entitled to vote at the annual meeting. Holders of common stock are entitled to one vote at the annual meeting for each share of common stock held of record at the record date. There are no separate voting groups or separate series of stock and no shares of preferred stock outstanding. There is no cumulative voting in the election of directors.

Quorum

A quorum is necessary to hold a valid meeting of our stockholders. The required quorum for the transaction of business at the annual meeting is a majority of our issued and outstanding shares as of the record date.

In order to be counted for purposes of determining whether a quorum exists at the annual meeting, shares must be present at the annual meeting either in person or represented by proxy. Shares that will be counted for purposes of determining whether a quorum exists will include:

1.	shares represented by properly executed proxies for which voting instructions have been given, including proxies which are marked “Abstain” or “Withhold” for any matter;

2.	shares represented by properly executed proxies for which no instruction has been given; and

3.	broker non-votes.

Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and the broker does not have discretionary authority to vote such shares.

Votes Required

Proposal One - Election of Directors: The affirmative vote of the holders of a plurality of the shares of common stock voting is required for the election of our directors. This means that the nominees who receive the greatest number of votes for each open seat will be elected. Votes may be cast in favor of the election of directors or withheld. A vote is withheld when a properly executed proxy is marked WITHHOLD for the election of one or more directors. Votes that are withheld and broker non-votes will be counted for the purposes of determining the presence or absence of a quorum but will have no other effect on the election of directors.

Proposal Two - Audit Committee and a Compensation Committee and to ratify members thereto: The affirmative vote of the holders of a majority of the shares of our common stock outstanding on the record date is required for the approval of the formation of an Audit Committee and a Compensation Committee and to ratify the members thereto. Stockholders may vote in favor of or against any of these proposals, or they may abstain. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum, and will have the same effect as a vote against these proposals.

Proposal Three - Change to Articles of Incorporation: The affirmative vote of the holders of a majority of the shares of our common stock outstanding on the record date is required for the approval of the amendment to our Articles of Incorporation to affect an increase in the authorized number of shares of our common stock. Stockholders may vote in favor of or against any of these proposals, or they may abstain. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum, and will have the same effect as a vote against these proposals.

Proposal Four - Ratify the engagement of our new auditors, Davidson & Company LLP: The affirmative vote of the holders of a majority of the shares of our common stock outstanding on the record date is required to ratify the engagement of our new auditors, Davidson & Company LLP. Stockholders may vote in favor of or against any of these proposals, or they may abstain. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum, and will have the same effect as a vote against these proposals.

Proposal Five– 2006 Stock Incentive Plan: The affirmative vote of the holders of a majority of the shares of our common stock outstanding on the record date is required for the approval of the adoption of our 2006 Stock Incentive Plan. Stockholders may vote in favor of or against any of these proposals, or they may abstain. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum, and will have the same effect as a vote against these proposals.

Stockholder Proposals

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, some shareholder proposals may be eligible for inclusion in our proxy statement for our 2006 annual meeting of shareholders. To be eligible for inclusion in our 2006 proxy statement, any such proposals must be delivered in writing to our Corporate Secretary at Box 459, 1710 Shuswap Ave, Lumby, BC 33431 no later than July 14, 2006, and must meet the requirements of Rule 14a-8 under the Securities Exchange Act of 1934. The submission of a shareholder proposal does not guarantee that it will be included in our proxy statement. Notice of a shareholder’s proposal submitted for consideration at the annual meeting of shareholders, which is not submitted for inclusion in our proxy statement, will be considered untimely on July 15, 2006, and the persons named in the proxies solicited for the 2006 Annual Meeting of Shareholders may exercise discretionary voting power with respect to any such proposal.

Other Matters

It is not expected that any matters other than those referred to in this proxy statement will be brought before the annual meeting. If other matters are properly presented, however, the persons named as proxy appointees will vote in accordance with their best judgment on such matters. The grant of a proxy also will confer discretionary authority on the persons named as proxy appointees to vote in accordance with their best judgment on matters incident to the conduct of the annual meeting.

Communication With Board Of Directors

Security holders can send communications to our Board of Directors by either telefax or regular mail at our headquarters. The correspondence should be addressed to Mr. Farley, the chairman of our board of directors. Mr. Farley will advise all the directors of any such correspondence.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of June 30, 2006 by (i) each person who is known by us to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of common stock, (ii) each of our directors and executive officers, and (iii) all directors and officers as a group.

For the purposes of the information provided below, shares that may be issued upon the exercise or conversion of options, warrants and other rights to acquire shares of our common stock that are exercisable or convertible within 60 days following June 30, 2006, are deemed to be outstanding and beneficially owned by the holder for the purpose of computing the number of shares and percentage ownership of that holder, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)

John Farley	6,367,000 (2)	6.38%
P.O. Box 335, 3018 Schaeffer Road
Falkland, BC, Canada V0E 1W0

Charles Austin	937,500 (3)	*
P.O. Box 335, 3018 Schaeffer Road
Falkland, BC, Canada V0E 1W0

Dr. Mark Alden	974,500(4)	*
P.O. Box 335, 3018 Schaeffer Road
Falkland, BC, Canada V0E 1W0

James MacDonald	490,000(5)	*
P.O. Box 335, 3018 Schaeffer Road
Falkland, BC, Canada V0E 1W0

Alpha Capital Aktiengesellschaft (9)	24,507,042(6)	24.54%

Platinum Partners Value Arbitrage Fund LP (10)	24,507,042(6)	24.54%

JM Investors, LLC (11)	8,169,014(7)	8.18%

Osher Capital Inc. (12)	2,723,005(8)	2.73%

Officers and Directors as a Group (2)	8,769,000	8.78%

• - Less than 1%

(1)

Based on 99,871,676 shares comprised of the following: 62,345,675 shares issued and outstanding as of June 30, 2006; 23,239,436 shares of common stock issuable in connection with the conversion of Promissory Notes; 12,222,222 shares of common stock issuable in connection with the exercise of Class A Warrants; 9,166,667 shares of common stock issuable in connection with the exercise of Class B Warrants; 9,166,667 shares of common stock issuable in connection with the exercise of Class C Warrants; 6,111,111 shares of common stock issuable in connection with the exercise of Class D Warrants; and, 4,300,000 shares issuable upon exercise of options granted in our 2004 and 2005 Stock Option Plans.

(2)

Includes 2,850,000 shares held by Lorie Campbell-Farley, Mr. Farley’s wife. In addition, 300,000 shares owned by Mr. Farley, included in this amount, are being held as security by a third party against a share loan. This amount also includes 1,250,000 shares underlying options issued to John Farley and 200,000 options issued to Lorie Campbell-Farley.

(3)	Includes 550,000 shares underlying options issued to Charles Austin.
(4)	Includes 450,000 shares underlying options issued to Dr. Mark Alden.
(5)	Includes 450,000 shares underlying options issued to James MacDonald and 40,000 shares held by Louise MacDonald, Mr. MacDonald’s wife.
(6)

Consists of the following shares: 9,507,042 shares of common stock issuable in connection with the conversion of promissory notes; 5,000,000 shares of common stock issuable in connection with the exercise of the Class A Warrants; 3,750,000 shares of common stock issuable in connection with the exercise of the Class B Warrants; 3,750,000 shares of common stock issuable in connection with the exercise of the Class C Warrants; and 2,500,000 shares of common stock issuable in connection with the exercise of the Class D Warrants.

(7)

Consists of the following shares: 3,169,014 shares of common stock issuable in connection with the conversion of promissory notes; 1,666,667 shares of common stock issuable in connection with the exercise of the Class A Warrants; 1,250,000 shares of common stock issuable in connection with the exercise of the Class B Warrants; 1,250,000 shares of common stock issuable in connection with the exercise of the Class C Warrants; and 833,333 shares of common stock issuable in connection with the exercise of the Class D Warrants.

(8)

Consists of the following shares: 1,056,338 shares of common stock issuable in connection with the conversion of promissory notes; 555,555 shares of common stock issuable in connection with the exercise of the Class A Warrants; 416,667 shares of common stock issuable in connection with the exercise of the Class B Warrants; 416,667 shares of common stock issuable in connection with the exercise of the Class C Warrants; and 277,778 shares of common stock issuable in connection with the exercise of the Class D Warrants.

(9)	Konrad Ackerman and Ranier Posch, are representatives of, and have investment control of, Alpha Capital Aktiengesellschaft.
(10)	Mark Nordlicht is a representative of, and has investment control of, Platinum Partners Value Arbitrage Fund LP.
(11)	Jeff Rubin is a representative of, and has investment control of, JM Investors, LLC.
(12)	Yisroel Kluger is a representative of, and has investment control of, Osher Capital Inc.

EXECUTIVE COMPENSATION

Summary Compensation Table. The following information relates to compensation received by our officers in fiscal year ending May 31, 2005, 2004, and 2003 whose salary and compensation exceeded $100,000. In fiscal year ending May 31, 2003, John Farley, our President, Chief Executive Officer and director received $103,138 in compensation. This was all in the form of cash salary. In fiscal year ending May 31, 2004, John Farley, our President, Chief Executive Officer and director received $102,000 in compensation. In fiscal year ending May 31, 2005, John Farley, our President, Chief Executive Officer and director received $102,000 in compensation.

Summary Compensation Table

	Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Award(s)	Securities Underlying Options

John Farley	2005	$102,000	0	0	0	250,000
President and CEO	2004	$102,000	0	0	0	1,200,000
	2003	$103,138	0	0	0	0

Chuck Austin	2005	$90,000	0	0	0	250,000
Secretary and CFO	2004	$90,000	0	0	0	300,000
	2003	$74,957	0	0	0	0

Option Grants Table. The following table sets forth information concerning individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table during fiscal year ended May 31, 2005.

Options Grants in Present Fiscal Year

(Commencing June 1, 2004)

(Individual Grants)

Name	Number of securities underlying options granted (#)	Percent of total options granted to employees in last fiscal year	Exercise or base Price ($/Share)	Expiration Date

John Farley (1)	1,200,000 (3)	46.15%	(4)	June 24, 2009
John Farley (2)	250,000	9.62%	(5)	March 6, 2010
Chuck Austin(1)	300,000	11.54%	(5)	June 24, 2009
Chuck Austin(2)	250,000	9.62%	(5)	March 6, 2010

(1)	Options issued from the 2004 Stock Option Plan.
(2)	Options issued from the 2005 Stock Option Plan.
(3)	Includes 200,000 options issued to Lorie Campbell-Farley, John’s wife and an employee.

(4)

The exercise price for 1,000,000 options granted to John Farley is 110% of the fair market value of our common stock on the grant date. The other 200,000 options granted to Lorie Campbell-Farley is 100% of the fair market value of our common stock on the grant date.

(5)	The exercise price for the options granted is 100% of the fair market value of our common stock on the grant date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Advances and Transactions

(a)	Advances	May 31, 2005 (audited) $	May 31, 2004 (audited) $

	(i) Shield-Tech Products Inc.	445,588	410,277

	(ii) Directors and/or officers and former officer	649,247	449,335
		$1,094,835	$859,612

(i)

Shield-Tech Products Inc. conducted research and incurred development expenditures on our behalf. The advances are without interest, unsecured and there are no agreed repayment terms. At the time the advances were made, Jack Farley was the President and Lorie Campbell-Farley was the General Manager of Shield-Tech Products Inc. Jack Farley resigned from his position as President of Shield-Tech on June 5, 2002. Jack Farley and Lorie Campbell-Farley continue to hold a minority shareholder interest in Shield-Tech.

(ii)

The amounts due to directors and/or officers represent deferred salary, and the amount due to a former officer are unsecured, without fixed repayment terms and are non-interest bearing. These amounts have been accrued to the following officers and directors and former officer:

	Mark Alden	$125,650
	Jim Haney	$125,650
	Lorie Campbell-Farley	$61,423
	Gander Investment (1)	$84,189
	Chuck Austin	$71,349
	Barbara Smith(2)	$131,458
	Former officer	$49,528
	(1) Gander Investment is controlled equally by Lorie Campbell-Farley and Jack Farley. (2) Barbara Smith is our former Vice-President of Sales and Marketing.

(b)	Transactions

Six directors/officers were paid or accrued $559,719 for the year ended May 31, 2005 (2004 - $640,000) for consulting services rendered. The total amount owing to these directors/officers as of May 31, 2005 is $599,719.

None of the directors, executive officers nor any member of the immediate family of any director or executive officer has been indebted to us since its inception. We have not and do not intend to enter into any additional transactions with our management or any nominees for such positions. We have not and do not intend to enter into any transactions with our beneficial owners.

Our management is involved in other business activities and may, in the future become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between our business and their other business interests. We have not and do not intend in the future to formulate a policy for the resolution of such conflicts.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us under Rule 16a-3(e) of the Securities Exchange Act of 1934 during the fiscal year ended May 31, 2005, we are not aware of any person that failed to file on a timely basis, as disclosed in the aforementioned forms, reports required by Section 16(a) of the Exchange Act during the fiscal year ended May 31, 2005.

PROPOSALS FOR SHAREHOLDER APPROVAL

The following material sets forth two proposals. The current Board of Directors controls the voting of approximately shares of Common Stock or 8.45% of the shares issued and outstanding and entitled to vote. The Directors intend to vote all of their shares in favor of each proposal.

Proposal One: Election Of Directors

At the Annual Meeting, we will elect our new Board of Directors which will consist of our seven (7) directors to hold office until the next annual meeting of our shareholders or until their respective successors are elected and qualified. It is intended that the proxies will be voted for the nominees set forth herein. The Board has unanimously approved the following four nominees whom are members of the current Board: John Farley, Charles Austin, Dr. Mark Alden, and James MacDonald, and the following three additional nominees: James Haney, Darrell Stevens, and William Douglas Ernsberger.

If any nominees decline to serve or become unavailable for any reason, or if any vacancy occurs before the election (although the Company knows of no reason that this would occur), the proxies may be voted for such substitute nominees as the Company may designate.

The following sets forth certain information regarding each nominee for election as director of the Company:

JOHN FARLEY has been our President, Chief Executive Officer and a member of our Board of Directors since June 28, 2002. Since November 1995, he has been the President of Mind Your Own Skin Products, Inc. also located in British Columbia, Canada. Since such time he was also been President and Chief Executive Officer of Shield- Tech Products Inc., an environmental products company which

Mr. Farley founded. In December 2000, he resigned as officer of Shield-Tech Products, Inc. to work full time for Mind Your Own Skin Products, Inc. Mr. Farley has undertaken training courses in public speaking skills, financial analysis, marketing, negotiating, management and labor relations.

From September 1963 to 1995, Mr. Farley worked for Petro-Canada Marketing, an international petroleum corporation. Between 1963 and 1972, Mr. Farley was employed in several capacities at Petro-Canada Marketing as a Sales Trainee up to a Senior Marketing Representative for all markets in Northern Manitoba. From 1973 to 1989, he was employed at Petro-Canada Marketing in the following capacities: Manager, Planning Advisor, Merchandising Advisor, Forestry Account Executive. From 1989 to 1995, he was the Senior Forestry Account Executive for Western Canada and manager of Bunker (heavy fuel) sales out of the Western Canadian Refineries. As the Senior Forestry Account Executive, he was responsible for the sales and distribution to all major forestry companies in Western Canada. Mr. Farley was also a Lubricant Technical Sales and Marketing Consultant for the United Stated markets from June 1996 to June 1998. He brings experience in planning, distribution, retailing, merchandising and contract negotiation.

CHARLES AUSTIN has been our Chief Financial Officer, Secretary and a member of our Board of Directors since June 28, 2002. He was recently appointed our Chief Accounting Officer. Mr. Austin was the Chief Financial Officer and Manager of Development and Planning of Mind Your Own Skin Products, Inc. In such capacity, he assisted the company’s President in preparing business plans and operating budgets and prepared long range financial projections and facility plans. He also completed all required financial statements and conducted the annual strategic planning meeting with the company’s executive team.

From 1999 to 2000, he worked as a consultant for various British Columbia businesses. He conducted assessment of businesses and profitability improvement checkups and identified and reported areas for profit improvement. He also assisted these companies in the development of business plans and assisting in the implementation of related action plans.

From 1997 to 1999, he was the managing director of Triathlon Canada where he facilitated in the development and implementation of a strategic plan entitled “Towards 2000 and Beyond.” He also participated in the development of prize winning marketing materials and had extensive involvement in the fund raising and communications program.

From 1970 to 1996, he was a Senior Audit Partner for Ernst & Young. Mr. Austin provided audit, accounting, taxation, information systems and general business advice to a wide range of clients including many public companies ranging from start-ups to multi-nationals. Some of his clients included: Luscar, Echo Bay Mines, ZCL Manufacturing, Falconbridge and Inventronics. He was also a member of Ernst & Young’s National Audit Policy and Accounting Policy Committees. Mr. Austin received his Bachelor of Business Administration (honors) from the University of Western Ontario in 1961 and became a chartered accountant in 1964.

DR. MARK ALDEN has been a member of our Board of Directors since June 28, 2002. Dr. Alden has been associated with Mind Your Own Skin Products, Inc. for the last 7 years and has worked on applications of Mind Your Own Skin Products, Inc.’s products. He is in the process of commencing clinical trials that include effective burn treatment.

Since August 2000, he has been the Clinical Service Chief and Assistant Professor at the Medical College of Pennsylvania-Hahnemann University. From February 1999 to August 2000, he was the Chairman of the Radiation Oncology Department at the Wilkes-Barre General Hospital. From April 1997 to January 1999, he was the medical director of the TriCounty Regional Cancer Center (Holy Redeemer Hospital and

Warminster General Hospital) in Southampton, Pennsylvania. From December 1995 to April 1997, he was employed at the St. Mary Regional Cancer Center in Langhorne, Pennsylvania. From January 1993 to December 1995, Dr. Alden was an Assistant Professor and Instructor at the Department of Radiation Oncology and Nuclear Medicine at the Thomas Jefferson University Hospital.

Dr. Alden received his Associate Arts Degree in 1973 from the Academy of the New Church College in Bryn Athyn, Pennsylvania. He received his Bachelor of Arts Degree from Penn State University in 1975. In 1979, he received his Master of Divinity from the Academy of the New Church Theological School in Bryn Athyn, Pennsylvania. He received his Doctor of Medicine in 1988 from the Jefferson Medical Hospital in Philadelphia, Pennsylvania and his General Surgery PGYI from Abington Memorial Hospital in 1989. He was a resident and a fellow in the Department of Radiation Oncology and Nuclear Medicine at Thomas Jefferson University Hospital from 1989 to 1992. He is licensed to practice medicine in Pennsylvania, New Jersey and Indiana and was Board Certified in Radiation Oncology in 1994.

JAMES MACDONALD became our director on September 26, 2002. He has a 38 year career in Canadian and international banking and finance. In 2003, he retired as a senior executive in Monex International, Inc., a privately operated offshore finance company, based in Burlington, Ontario, Canada. He previously worked as a commercial credit analyst for the Canadian Imperial Bank of Commerce headquartered in Toronto, Ontario, Canada. He started working for them in 1954 until his retirement in May 1992. His portfolio included the support of over 1,500 lending accounts with more than $100 million in loan requirements. In 1978, he was an Honor graduate of the University of Toronto and York University, located in Ontario, Canada. Recently, from 1998 through 2002, he was Vice President - Commercial Finance for Monex International, Inc. based in Burlington, Ontario, Canada.

JAMES W. HANEY was engaged by the company in April 2003 to serve as a consultant to the Company with responsibility for providing advice regarding Manufacturing and Distribution, assist in the development of strategic business plan, liaise with potential joint venture or strategic partners, liaison with local government and regulatory bodies as well as country by country strategic business evaluation as required. From 1965 to1998, Mr. Haney worked for Paco Pharmacutical Services (“Paco”), a public contract manufacturing company that serviced the Phamacutical Health and Beauty Care Industry. From 1975 to 1998, he served as an Executive, as Operations Manager to President and Chief Operating Officer and Director for Paco and was responsible for overseeing the facilities in Philadelphia, Pa., N. J., Chicago IL., and Puerto Rico.

Mr. Haney graduated from the University of Pennsylvania Wharton School of Business in 1968.

DARRELL STEVENS is currently employed with AmerisourceBergen Drug Company (“ABC”) and has held various executive positions since joining the company in 2000. Mr. Stevens was the Director of Strategic Accounts whose responsibilities included gaining new accounts for ABC, in addition to managing ABC’s strategic national drug and grocery store chains that were headquartered in the west region, which included Longs Drug Stores and Raley’s Food. Mr. Stevens also held the title of Regional Vice President of Retail Sales for the Northwest Region. The responsibilities for this position included managing ABC’s strategic relationship with key retail accounts in the region that totaled over $2billion in sales. These accounts encompassed the following types of accounts: chain drug stores, food stores, mass merchandisers, buying groups, and independent drug stores. From 1997 to 2000, Mr. Stevens was the Vice President of Sales and Operations for Wow! Laboratories, a new start-up company that manufactured and distributed a new plaque fighting breath freshener. Mr. Stevens was responsible for all manufacturing, procurement, logistics and sales. From 1995 to 1997, Mr. Stevens acted as the Regional Vice President for the western region of Cardinal Health Drug Company. In this position, he was responsible for sales, P&L, and operations for eight distribution centers. The region had annual revenue of over 2 billion and sold to hospitals, HMO’s, chain drug stores, mass merchandisers and independent drug stores. From 1977 to 1995, Mr. Stevens was the Vice President of Operations and Procurement of Bergen Brunswig Drug Company. As VP of Operations and Procurement, he was responsible for the daily operations of the distribution centers, inventory management, automation and inventory data processing. Other positions held at Bergen Brunswig were Division Manager, Sales Manager, Salesman and Merchandiser.

WILLIAM DOUGLAS ERNSBERGER is currently employed with AmerisourceBergen Corporation as the Director of Business Development. AmerisourceBergen Corporation is a $40 Billion leader in the healthcare distribution and pharmaceutical services industry. ABC is a provider of solutions to the retail pharmacy markets, health systems, and specialty products to managed care. Since his initial employment in 2000, Mr. Ernsberger’s responsibilities have included developing new customer relations with National and Regional Strategic Accounts that are currently non-ABC customers and working with ABC’s subsidiaries to build customized solutions for prospective retailers that provide unique profit and operational efficiencies. In 2001, Mr. Ernsberger was recognized as the AmerisourceBergen Direcor of the year for Business Development. From 1998 to 2000, Mr. Ernsberger acted as the Vice President of Business Development of Crossmark, a $500 Million diversified sales & marketing company specializing in consumer products to all retail trade classes. Mr. Ernsberger’s responsibilities included building new client business using our expertise in selection of trade channels and marketing plans for MARKATEC, a division of Crossmark. From 1996 to 1998, Mr. Ernsberger worked for ConAgra Foods, Inc. as a District Sales Manager; and from 1984 to 1996, he was the Executive Vice President of Allegiance Brokerage Company in Charlotte, NC where he managed the retail operations that included 208 sales people in a seventeen Southeastern States and created Integrated Marketing Services (IMS), a separate cross-functional marketing support system for Allegiance and outsourcing menu to manufacturers. Mr. Ernsberger received his Bachelor of Science and Business Administration in 1977 from the University of North Carolina at Chapel Hill.

Meetings Of Directors During The Last Fiscal Year

The Company’s Board of Directors did not hold any meetings during the year ended May 31, 2005. The Board of Directors transacted its business by unanimous consent resolutions after informal discussions amongst the directors.

The Company does not have a formal policy with respect to director attendance at annual stockholders meetings, however, all directors are encouraged to attend. The Company did not hold an annual stockholders meeting last year.

Stockholders may contact an individual director, the Board of Directors as a group, or a specified board committee or group, including the non-employee directors as a group, by writing to: AVVAA World Health Care Products, Inc., Box 459, 1710 Shuswap Ave, Lumby, BC V0E 2G0, Attention: Board of Directors.

Committees of the Board Of Directors

The Securities and Exchange Commission has adopted rules implementing Section 407 of the Sarbanes-Oxley Act of 2002 requiring public companies to disclose information about “audit committee financial experts.” We have adopted an Audit Committee and Compensation Committee and are requesting the shareholders to ratify same at this meeting. The Securities and Exchange Commission’s rules do not require us to have an audit committee financial expert.

Proposal Two:

Ratifying the Formation of an Audit Committee and a Compensation Committee

Information regarding the functions of the Board’s committees is described below.

Audit Committee

Function	Members
• Recommends independent auditors	James Macdonald, Chair
• Reviews internal financial information	William Douglas Ernsberger
• Reviews report of audit and management letter
• Participates in the determination of the adequacy of the internal accounting control
• Reviews the results of audits with the independent auditors
• Oversees quarterly and yearly reporting
• Responsible for policies, procedures and other matters relating to business integrity, ethics and conflicts of interests

——————

The Board of Directors has not adopted a charter for the Audit Committee.

Compensation Committee

Function	Members
• Review and approve compensation and benefits plans	William Douglas Ernsberger, Chair
• Establish and approve compensation of officers	James Macdonald

The Board of Directors has not adopted a charter for the Compensation Committee.

Compensation Committee

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Compensation Committee has the authority to fix the compensation of the officers and directors. No amounts have been paid to, or accrued to, directors in such capacity. During 2004 and 2005, we did not pay any fixed fees or other compensation for directors services.

Audit Committee

The following paragraphs constitute information required pursuant to paragraph (d)(3) of Item 7 of the Exchange Act Rules. In accordance with these rules, the information provided in this Proxy Statement shall not be deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission, or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act. This information shall also not be deemed to be incorporated by reference into any filings by us with the SEC, notwithstanding the incorporation of this Proxy Statement into any filings.

The audit committee oversees our financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling our oversight responsibilities as the audit committee, we have reviewed and discussed the audited financial statements in the annual report with the other members of management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. Since we did not designate any of our board members for the audit committee, the Committee did not hold any meetings during fiscal year 2004 or 2005.

In the future, acting as a Committee, we will review and discuss with the independent auditors, who are responsible for expressing an opinion on the conformity of our financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Committee by SAS 61. In addition, we will discuss with the independent auditors the auditors’ independence from management and the Company, and will receive the written disclosures and the letter from the independent auditors required by the Independence Standards Board No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and will consider the compatibility of non audit services with the auditors’ independence.

We will discuss with our independent auditors the overall scope and plans for their audit. We will meet with the independent auditors to discuss the results of their examination, their evaluation of our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, we will recommend to the board of directors that the audited financial statements be included in our annual report on Form 10-KSB for all future years for filing with the Securities and Exchange Commission.

Proposal Three:

Amendment to the Company’s Articles of Incorporation to

Increase the Authorized Number of Shares of Common Stock

The stockholders are being asked to approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 750,000,000. On June 15, 2006, the Company’s Board of Directors adopted resolutions approving and authorizing the amendment and directing that the amendment be submitted to a vote of the stockholders at the Annual Meeting. A copy of the proposed amendment to our Articles of Incorporation affecting the increase in our authorized shares is attached hereto as Exhibit A. The Board determined that the amendment is in the best interests of the Company and its stockholders and unanimously recommends approval by the stockholders.

If this proposed the stockholders approve the proposed amendment, the Board of Directors may proceed to file the amendment, thereby making the increase in authorized capital effective upon the filing of such amendment. The Board of Directors may, in its discretion, abandon the amendment to increase the authorized capital. If the Board of Directors determines that it is in the best interests of the Company and its stockholders to proceed with the increase in authorized capital, the Board of Directors will, subject to stockholder approval, file with the Secretary of State of the State of Nevada a Certificate of Amendment to the Company’s Articles of Incorporation increasing the Company’s authorized capital as set forth in this proposal.

The Company’s Articles of Incorporation currently authorize the issuance of up to 100,000,000 shares of common stock, $.001 par value per share. Of the 100,000,000 shares of common stock currently authorized, as of the close of business on June 15, 2006, there were 62,345,675 shares of common stock issued and outstanding. In addition, as of June 30, 2006, the Company has reserved up to approximately 59,906,104 shares of common stock for issuance pursuant possible conversion of outstanding promissory notes and exercise of outstanding warrants. Further, 4,300,000 shares are issuable upon exercise of options granted in our 2004 and 2005 Stock Option Plans.

Reasons for Increase

The Board of Directors has proposed this amendment to ensure that the Company has sufficient shares available for general corporate purposes including, without limitation, equity financings, acquisitions, establishing strategic relationships with corporate partners, providing equity incentives to employees, and payments of stock dividends, stock splits or other recapitalizations.

Specifically, the increase in authorized shares is necessary based upon the recent financing completed by the Company. The Company filed a Form SB-2 registration statement with the SEC to register 291,510,271 shares of common stock in accordance with a Securities Purchase Agreement dated March 31, 2006 between the Company and AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners II, LLC, respectively. Secured convertible promissory notes were issued pursuant to the Securities Purchase Agreement. In accordance with the Securities Purchase Agreement , the Company is required to register 225% of the estimated amount of shares of common stock issuable in connection with the conversion of the secured convertible promissory notes calculated to be due upon conversion of the maximum amount of the secured promissory notes. The estimated conversion price of the secured convertible promissory notes of $.0225 is being used based on the following: $.045 was the closing price on the date the transaction closed less a 50% discount. In addition, the Company is also required to register 36,000,000 shares of the Company’s common stock underlying the issuance of warrants held by the following parties: AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners II, LLC, respectively.

After the additional shares are used for the specific financing purpose set forth above, the general purpose and effect of the amendment to the Company’s Articles of Incorporation in authorizing additional shares of Common Stock will be to use such additional shares of common stock for general corporate purposes, including acquisitions, equity financings, stock dividends, stock splits or other recapitalizations, and grants of stock options. When the Board of Directors deem it to be in the best interests of the Company and the Stockholders to issue additional shares of Common Stock in the future from authorized shares, the Board of Directors generally will not seek further authorization by vote of the Stockholders, unless such authorization is otherwise required by law or regulations.

We do not currently have intentions or understandings to issue the additional authorized shares of capital stock toher than with respect to the conversion of the notes as set forth in our SB-2 filed on May 19, 2006 with the Securities and Exchange Commission.

Description of March 31, 2006 Financing.

On March 31, 2006, we entered into a Securities Purchase Agreement for a total subscription amount of $2,000,000 that included Stock Purchase Warrants and Callable Secured Convertible Notes with AJW Capital Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners II, LLC. The initial funding of $700,000 (we received net proceeds of $640,000) was completed on March 31, 2006 with the following parties and evidenced by callable secured convertible notes: AJW Capital Partners, LLC invested $77,000; AJW Offshore, Ltd. Invested $427,000; AJW Qualified Partners, LLC invested $189,000; and New Millenium Capital Partners II, LLC invested $7,000. The callable secured convertible notes are convertible into shares of our common stock at a variable conversion price based upon the applicable percentage of the average of the lowest three (3) Trading Prices for the Common Stock during the twenty (20) Trading Day period prior to conversion. The “Applicable Percentage” means 50%; provided, however, that the Applicable Percentage shall be increased to (i) 55% in the event that a Registration Statement is filed within thirty days of the closing and (ii) 60% in the event that the Registration Statement becomes effective within one hundred and twenty days from the Closing. Under the terms of the callable secured convertible note and the related warrants, the callable secured convertible note and the warrants are exercisable by any holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of callable secured convertible notes or unexercised portions of the warrants) would not exceed 4.99% of the then outstanding common stock as determined in accordance with Section 13(d) of the Exchange Act. After the initial investment aggregating $700,000 by the above parties, there is an additional commitment from the parties in the percentages set forth above as follows: within 2 days of filing the registration statement, $600,000 principal amount; and within 2 days after the effectiveness of the registration statement, $700,000 principal amount.

Pursuant to the funding transaction, we also granted the Investors the right to purchase an aggregate of 36,000,000 shares of Common Stock (the “Warrants”), of which warrants to purchase 26,000,000 shares were issued on the Closing Date, and warrants to purchase 10,000,000 shares shall be issued within five (5) business days of the date the registration statement is filed with the SEC. The warrants are exercisable for a period of seven years from the date of issuance, which is March 31, 2006. The exercise price per share under the warrant is $0.16 per share, and the shares issuable upon exercise of the warrant are to be included in the registration statement.

Pursuant to the terms of a Registration Rights Agreement, we were required to register the shares underlying the Convertible Debentures, as well as the shares to be issued pursuant to the Warrant within 45 days from the Closing Date and are required to have the registration statement declared effective within 120 days from the Closing Date. In the event that the registration statement is not filed or declared effective within these time limits, we may be deemed in default under the agreements and subject to liquidated damages in the amount of 2% of the entire funding amount per month.

Effect of Increase

If the stockholders approve the proposed amendment, the Board may cause the issuance of additional shares of common stock without further vote of the stockholders of the Company, except as may be required in particular cases by the Company’s charter documents, applicable law or the rules of any national securities exchange on which shares of common stock of the Company may then be listed. Under the Company’s Articles of Incorporation, the Company’s stockholders do not have preemptive rights to subscribe to additional securities that may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership of common stock. In addition, if the Board elects to cause the Company to issue additional shares of common stock or securities convertible into or exercisable for common stock, such issuance could have a dilutive effect on the voting power and earnings per share of existing stockholders.

The increase in the number of authorized shares of common stock could have an anti-takeover effect, although this is not the intent of the Board in proposing the amendment. For example, if the Board issues additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary transaction opposed by the Board of Directors. As of the date of this Proxy Statement, the Board is not aware of any attempt or plan to obtain control of the Company.

Proposal Four:

To Ratify the Engagement of Independent Auditors Davidson & Company LLP

Proposal Four is to ratify the engagement of independent auditors, Davidson & Company LLP. The Company believes that Davidson & Company LLP will perform their auditing and other related functions in an expeditious and efficient manner.

The Board recommends a vote “For” approving the engagement of Independent Auditors, Davidson & Company LLP.

Proposal Five:

2006 Stock Incentive Plan

The stockholders are being asked to approve a proposal to ratify the 2006 Stock Incentive Plan, and to ratify the filing of the S-8 Registration Statements for such Stock Incentive Plans. The 2006 Stock Incentive Plan will approve a total of 10,000,000 shares of our common stock to be issued to our employees, directors, independent contractors, agents or other eligible persons. The Exercise Price shall be 100 percent of the Fair Market Value per common share for all eligible participants on the Grant Date. Fair Market Value is deemed to be the closing price on April 4, 2006. The term of the Options is for five years and the Stock Options will expire on April 3, 2011. A copy of the proposed 2006 Stock Incentive Plan is attached hereto as Exhibit B.

The purpose of the Employee Stock Incentive Plan (i) is to provide long term incentives for employees and rewards to our employees, directors, consultants, independent contractors or agents ; (ii) assist us in attracting and retaining employees, directors, independent contractors or agents with experience and/or ability on a basis competitive with industry practices; and (iii) associate the interests of such employees, directors, independent contractors or agents with those of our stockholders. These incentive plans have assisted us in hiring qualified individuals to consult and work with us as we have recommenced our operations. In addition, these incentive plans have enabled us to hire qualified and well respected professionals to assist us in various legal and consulting matters. Our Board of Directors has been granted sole power to issue the 10,000,000 shares of common stock.

The Board recommends a vote “For” ratification of the Stock Incentive Plan and the filing of the S-8 Registration Statements for 10,000,000 shares of our common stock.

FORWARD-LOOKING STATEMENTS

This proxy statement includes statements that are not historical facts. These statements are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and are based, among other things, on the Company’s current plans and expectations relating to expectations of anticipated growth in the future and future success under various circumstances. As such, these forward-looking statements involve uncertainty and risk.

Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in any forward-looking statement. The Company does not undertake any obligation to update the forward-looking statements contained in this proxy statement to reflect actual results, changes in assumptions, or changes in other factors affecting these forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934. We file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Section at One Station Place, 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website, located at www.sec.gov, that contains reports, proxy statements and other information regarding our company.

AVVAA WORLD HEALTH CARE PRODUCTS

Annual Meeting of Shareholders

July 26, 2006

2.00 PM Pacific Daylight Time.

You May Vote by Mail

(see instructions on reverse side)

YOUR VOTE IS IMPORTANT

PROXY

AVVAA WORLD HEALTH CARE PRODUCTS, INC.

This Proxy is Solicited on Behalf of the Board of Directors.

John Farley, Charles Austin, Dr. Mark Alden, and James MacDonald with the power of substitution, are hereby authorized to represent the undersigned at the Annual Meeting of Shareholders of AVVAA World Health Care Products to be held at 1710 Shuswap Ave., Lumby, BC, Canada V0E 2G0, on July 26, 2006, at 2.00 PM Pacific Daylight Time, and to vote the number of shares which the undersigned would be entitled to vote if personally present on the matters listed on the reverse side hereof and in their discretion upon such other business as may properly come before the Annual Meeting and any and all adjournments thereof, all as set out in the Notice and Proxy Statement relating to the meeting, receipt of which is hereby acknowledged.

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, SIGN AND DATE THIS CARD IN THE SPACES ON THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[SEE REVERSE SIDE ]

Please mark votes as in this sample.

PROPOSAL ONE:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL SEVEN OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS YOU DIRECT: IN THE ABSENCE OF SUCH DIRECTION, IT WILL BE VOTED “FOR” THESE MATTERS.

1. To elect the following directors of the Company:

FOR	AGAINST	ABSTAIN

☐	☐	☐	(a) John Farley
☐	☐	☐	(b) Charles Austin
☐	☐	☐	(c) Dr. Mark Alden
☐	☐	☐	(d) James MacDonald
☐	☐	☐	(e) James Haney
☐	☐	☐	(f) Darrell Stevens
☐	☐	☐	(g) William Douglas Ernsberger

PROPOSAL TWO:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FORMATION OF THE AUDIT COMMITTEE AND THE COMPENSATION COMMITTEE. THIS PROXY WILL BE VOTED AS YOU DIRECT: IN THE ABSENCE OF SUCH DIRECTION, IT WILL BE VOTED “FOR” THESE MATTERS.

2. To form the Audit Committee and Compensation Committee.

FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL THREE:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE INCREASE IN ITS AUTHORIZED SHARES OF COMMON STOCK TO 750,000,000. THIS PROXY WILL BE VOTED AS YOU DIRECT: IN THE ABSENCE OF SUCH DIRECTION, IT WILL BE VOTED “FOR” THESE MATTERS.

3. To increase the Company’s authorized shares of common stock to 750,000,000 shares.

FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL FOUR:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ENGAGEMENT OF OUR NEW AUDITORS, DAVIDSON & COMPANY LLP. THIS PROXY WILL BE VOTED AS YOU DIRECT: IN THE ABSENCE OF SUCH DIRECTION, IT WILL BE VOTED “FOR” THESE MATTERS.

4. To ratify the engagement of our new auditors, Davidson & Company, LLP.

FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL FIVE:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2006 STOCK INCENTIVE PLAN. THIS PROXY WILL BE VOTED AS YOU DIRECT: IN THE ABSENCE OF SUCH DIRECTION, IT WILL BE VOTED “FOR” THESE MATTERS.

5. To approve the Company’s 2006 Stock Incentive Plan.

FOR ☐	AGAINST ☐	ABSTAIN ☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign your name as it appears hereon. Joint owners should each sign. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature:	Date:
Print Name:

Signature:	Date:
Print Name: